Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	Maurice H. Sullivan, Jr.
(617) 254-0707

PEOPLES FEDERAL BANCSHARES, INC. ANNOUNCES FISCAL FIRST QUARTER 2015 RESULTS

Brighton, Massachusetts, February 2, 2015.  Peoples Federal Bancshares, Inc. (the “Company”) (Nasdaq: PEOP), the holding company for Peoples Federal Savings Bank (the “Bank”), reported financial results for the fiscal first quarter ended December 31, 2014.  For the quarter ended December 31, 2014, the Company reported net income of $146,000, or $0.03 per share basic and $0.02 per share diluted, as compared to net income of $554,000, or $0.09 per share, basic and diluted, for the comparable 2013 period.  The Company had a net loss of ($148,000), or ($0.03) per share, basic and diluted, for the quarter ended September 30, 2014.

Total interest and dividend income was $5.0 million for the quarter ended December 31, 2014 compared to $4.9 million for the quarter ended December 31, 2013.  Net interest and dividend income was $4.3 million for both quarters ended December 31, 2014 and 2013.  The low interest rate environment has continued to impact the Company’s net interest and dividend income as recently originated loans reflect the current low interest rate environment.  Total non-interest income was $398,000 for the quarter ended December 31, 2014 compared to $399,000 for the quarter ended December 31, 2013.  The decrease was due primarily to a decrease in loan servicing fees, net of $13,000, or 100%.  Loan servicing fees were offset by amortization of mortgage servicing rights for the three months ended December 31, 2014 compared to loan servicing fees, net of $13,000 for the three months ended December 31, 2013.  In addition, income from the increase in cash surrender value of life insurance decreased to $161,000 for the three months ended December 31, 2014 from $168,000 for the three months ended December 31, 2013.  These decreases in non-interest income were offset by net gain on sales of mortgage loans of $20,000 for the three months ended December 31, 2014.  There were no sales of mortgages for the three months ended December 31, 2013.  Non-interest expense increased to $4.0 million for the quarter ended December 31, 2014 compared to $3.8 million for the quarter ended December 31, 2013 due primarily to the increase in merger expense of $205,000, or 100%.  During the quarters ended December 31, 2014 and 2013, the Company made a provision of $194,000 and $10,000, respectively, to the valuation allowance against the deferred tax asset related to the charitable contribution made to Peoples Federal Savings Bank Charitable Foundation in 2010.  A valuation allowance is established against deferred tax assets when, based upon the available evidence, including historical and projected taxable income, management determines that it is more likely than not that some or all of the deferred tax asset will not be realized.

On a linked quarter basis, total interest and dividend income was $5.0 million for the quarter ended December 31, 2014 compared to $5.1 million for the quarter ended September 30, 2014.  Net interest and dividend income was $4.3 million for the quarter ended December 31, 2014 compared to $4.4 million for the quarter ended September 30, 2014.  Total non-interest income for the quarter ended December 31, 2014 increased to $398,000 from $391,000 for the quarter ended September 30, 2014.  Total non-interest expense decreased to $4.0 million for the quarter ended December 31, 2014 compared to $4.5 million for the quarter ended September 30, 2014 due mainly to the decrease in merger expense of $573,000, or 73.7%, to $205,000 for the quarter ended December 31, 2014 from

$778,000 for the quarter ended September 30, 2014.  Provision for income taxes increased to $581,000 for the quarter ended December 31, 2014 compared to $432,000 for the quarter ended September 30, 2014. The increase was due primarily to a provision of $194,000 to the valuation allowance as noted above.  The Company did not make a provision to the valuation allowance during the quarter ended September 30, 2014.

Total assets decreased $4.3 million, or 0.7%, to $597.0 million at December 31, 2014 from $601.3 million at September 30, 2014.  Loans, net decreased $6.0 million, or 1.2%, during the fiscal first quarter ended December 31, 2014, as one-to four-family residential loans, commercial real estate loans, construction loans and consumer loans decreased, while multi-family residential loans and commercial loans increased.  Cash and cash equivalents increased $4.3 million to $36.4 million at December 31, 2014 from $32.1 million at September 30, 2014.  Securities available-for-sale and held-to-maturity decreased $1.6 million, or 3.5%, to $44.2 million at December 31, 2014, from $45.8 million at September 30, 2014.  Borrowings was $53.0 million at December 31, 2014 and at September 30, 2014.

Deposits decreased $4.3 million to $430.2 million at December 31, 2014 from $434.5 million at September 30, 2014.  The decrease resulted primarily from a decrease in term certificates to $117.1 million at December 31, 2014 from $122.0 million at September 30, 2014 and money market deposits to $150.6 million from $153.7 million for the comparable periods, offset by an increase in demand deposits to $64.5 million from $60.9 million for the comparable periods.

At December 31, 2014, total stockholders’ equity was $104.5 million, an increase of $576,000 from $103.9 million at September 30, 2014, resulting primarily from stock-based compensation expense of $525,000 and common stock released by the ESOP of $152,000 and net income of $146,000.  The increase was offset by dividends paid on common stock of $289,000.

During the quarters ended December 31, 2014 and 2013, the Company paid quarterly cash dividends of $0.05 and $0.29 per common share, respectively, totaling $289,000 and $1.7 million, respectively.

Non-performing assets totaled $2.9 million, or 0.5% of total assets, at December 31, 2014, compared to $2.1 million, or 0.4% of total assets, at September 30, 2014.  Classified assets increased to $4.1 million at December 31, 2014, as compared to $3.5 million at September 30, 2014.  The Company did not provide to the allowance for loan losses during the quarter ended December 31, 2014 reflecting improvements in loan delinquencies and the decrease the commercial real estate, construction and one-to four-family loan segments, offset by an increase in non-performing assets and classified assets.

On January 26, 2015, the Company filed with the Securities and Exchange Commission a joint press release with Independent Bank Corp. (Independent) reporting in connection with the previously announced merger of the Company with and into Independent that all regulatory approvals relating to the merger have been received, the deadline for the Company’s shareholders to elect the form of merger consideration they wish to receive in connection with the merger is 5:00 p.m., Eastern Time on February 12, 2015, and the merger is anticipated to close on or about February 20, 2015.

Certain statements herein constitute “forward-looking statements” and actual results may differ from those contemplated by these statements.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”  Certain factors that could cause actual results to differ materially from expected results include changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the businesses in which Peoples

Federal Bancshares, Inc. is engaged and changes in the securities market.  The Company disclaims any intent or obligation to update any forward-looking statements, whether in response to new information, future events or otherwise.

PEOPLES FEDERAL BANCSHARES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,
	2014	2014
	(Unaudited)
	(In thousands, except share data)
ASSETS
Cash and due from banks	$4,446	$4,301
Interest-bearing demand deposits with other banks	30,357	25,945
Federal funds sold	123	364
Federal Home Loan Bank - overnight deposit	1,502	1,502
Total cash and cash equivalents	36,428	32,112
Securities available-for-sale	8,496	8,819
Securities held-to-maturity (fair values of $35,859 and $36,965)	35,654	37,010
Federal Home Loan Bank stock (at cost)	4,252	4,252
Loans	484,873	490,899
Allowance for loan losses	(4,023)	(4,026)
Loans, net	480,850	486,873
Premises and equipment, net	3,464	3,614
Cash surrender value of life insurance policies	20,800	20,639
Accrued interest receivable	1,390	1,486
Deferred income tax asset, net	4,883	5,238
Other assets	803	1,241
Total assets	$597,020	$601,284

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$64,522	$60,862
Interest-bearing	365,691	373,675
Total deposits	430,213	434,537
Short-term borrowings	2,000	2,000
Long-term debt	51,000	51,000
Accrued expenses and other liabilities	9,341	9,857
Total liabilities	492,554	497,394

Stockholders’ equity:
Preferred stock, $0.01 par value; 50,000,000 shares authorized; none issued	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized; 6,239,436 shares issued and outstanding at December 31, 2014 and September 30, 2014	62	62
Additional paid-in capital	57,028	56,814
Retained earnings	53,867	54,010
Accumulated other comprehensive income (loss)	16	(26)
Unearned restricted shares; 139,359 and 162,866 shares at December 31, 2014 and September 30, 2014, respectively	(2,222)	(2,614)
Unearned compensation - ESOP	(4,285)	(4,356)
Total stockholders’ equity	104,466	103,890
Total liabilities and stockholders’ equity	$597,020	$601,284

PEOPLES FEDERAL BANCSHARES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	December 31,
	2014	2013
	(Unaudited)
	(Dollars in thousands, except share data)
Interest and dividend income:
Interest and fees on loans	$4,702	$4,673
Interest on debt securities:
Taxable	228	233
Other interest	17	15
Dividends on equity securities	16	4
Total interest and dividend income	4,963	4,925

Interest expense:
Interest on deposits	451	454
Interest on Federal Home Loan Bank advances	164	168
Total interest expense	615	622
Net interest and dividend income	4,348	4,303
Provision for loan losses	—	—
Net interest and dividend income, after provision for loan losses	4,348	4,303

Non-interest income:
Customer service fees	198	196
Loan servicing fees, net	—	13
Net gain on sales of mortgage loans	20	—
Increase in cash surrender value of life insurance	161	168
Other income	19	22
Total non-interest income	398	399

Non-interest expense:
Salaries and employee benefits	2,492	2,610
Occupancy expense	286	228
Equipment expense	131	99
Professional fees	181	157
Advertising expense	146	133
Data processing expense	231	219
Deposit insurance expense	72	61
Merger expense	205	—
Other expense	275	253
Total non-interest expense	4,019	3,760
Income before income taxes	727	942
Provision for income taxes	581	388
Net income	$146	$554

Weighted-average shares outstanding:
Basic	5,649,107	5,746,458
Diluted	5,817,934	5,810,294

Earnings per common share:
Basic	$0.03	$0.09
Diluted	$0.02	$0.09

PEOPLES FEDERAL BANCSHARES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	December 31,	September 30,
	2014	2014
	(Unaudited)
	(Dollars in thousands, except share data)
Interest and dividend income:
Interest and fees on loans	$4,702	$4,798
Interest on debt securities:
Taxable	228	235
Other interest	17	14
Dividends on equity securities	16	15
Total interest and dividend income	4,963	5,062

Interest expense:
Interest on deposits	451	452
Interest on Federal Home Loan Bank advances	164	183
Total interest expense	615	635
Net interest and dividend income	4,348	4,427
Provision for loan losses	—	—
Net interest and dividend income, after provision for loan losses	4,348	4,427

Non-interest income:
Customer service fees	198	198
Loan servicing fees, net	—	9
Net gain on sales of mortgage loans	20	13
Increase in cash surrender value of life insurance	161	153
Other income	19	18
Total non-interest income	398	391

Non-interest expense:
Salaries and employee benefits	2,492	2,474
Occupancy expense	286	274
Equipment expense	131	122
Professional fees	181	90
Advertising expense	146	144
Data processing expense	231	226
Deposit insurance expense	72	79
Merger expense	205	778
Other expense	275	347
Total non-interest expense	4,019	4,534
Income before income taxes	727	284
Provision for income taxes	581	432
Net income (loss)	$146	$(148)

Weighted-average shares outstanding:
Basic	5,649,107	5,639,461
Diluted	5,817,934	5,639,461

Earnings (loss) per common share:
Basic	$0.03	$(0.03)
Diluted	$0.02	$(0.03)

The following tables set forth average assets, liability and equity account balances, average yields and costs, and certain other information for the periods indicated.  No tax-equivalent yield adjustments were made, as the effect thereof was not material.  All average balances are daily average balances.  Non-accrual loans were included in the computation of average balances, but have been reflected in the table as loans carrying a zero yield.  The yields set forth below include the effect of deferred fees, discounts and premiums that are amortized or accreted to interest income or expense.

	Three Months Ended December 31,
	2014			2013
	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
	Balance	Paid	Rate (1)	Balance	Paid	Rate (1)
	(Unaudited)
	(Dollars in thousands)
Interest-earning assets:
Loans (2)	$484,800	$4,702	3.88%	$467,306	$4,673	4.00%
Taxable securities (3)	45,122	228	2.02	49,126	233	1.90
Other interest-earning assets	29,651	17	0.23	27,414	15	0.22
FHLB stock	4,252	16	1.51	3,775	4	0.42
Total interest-earning assets	563,825	4,963	3.52	547,621	4,925	3.60
Non-interest-earning assets	35,920			35,806
Total assets	$599,745			$583,427

Interest-bearing liabilities:
Deposits:
Savings	$55,742	14	0.10	$56,362	14	0.10
Money market accounts	152,794	168	0.44	150,495	155	0.41
NOW accounts	42,045	6	0.06	41,054	7	0.07
Term certificates	120,335	263	0.87	118,657	278	0.94
Total deposits	370,916	451	0.49	366,568	454	0.50
FHLB advances	53,000	164	1.24	44,326	168	1.52
Total interest-bearing liabilities	423,916	615	0.58	410,894	622	0.61
Demand deposits	61,955			56,014
Other non-interest-bearing liabilities	9,561			10,564
Total non-interest-bearing liabilities	71,516			66,578
Total liabilities	495,432			477,472
Stockholders’ equity	104,313			105,955
Total liabilities and stockholders’ equity	$599,745			$583,427

Net interest income		$4,348			$4,303
Net interest rate spread (4)			2.94%			2.99%
Net interest-earning assets (5)	$139,909			$136,727
Net interest margin (6)			3.08%			3.14%
Ratio of interest-earning assets to total interest-bearing liabilities	1.33x			1.33x

(1)         Yields are annualized.

(2)         Average loans include non-accrual loans and are net of average deferred loan fees/costs.

(3)         Average balances are presented at average amortized cost.

(4)         Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.

(5)         Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.

(6)         Net interest margin represents net interest income divided by average total interest-earning assets.

	Three Months Ended
	December 31, 2014			September 30, 2014
	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
	Balance	Paid	Rate (1)	Balance	Paid	Rate (1)
	(Unaudited)
	(Dollars in thousands)
Interest-earning assets:
Loans (2)	$484,800	$4,702	3.88%	$491,507	$4,798	3.90%
Taxable securities (3)	45,122	228	2.02	47,000	235	2.00
Other interest-earning assets	29,651	17	0.23	28,938	14	0.19
FHLB stock	4,252	16	1.51	4,252	15	1.41
Total interest-earning assets	563,825	4,963	3.52	571,697	5,062	3.54
Non-interest-earning assets	35,920			36,258
Total assets	$599,745			$607,955

Interest-bearing liabilities:
Deposits:
Savings	$55,742	14	0.10	$55,764	15	0.11
Money market accounts	152,794	168	0.44	153,084	162	0.42
NOW accounts	42,045	6	0.06	43,165	6	0.06
Term certificates	120,335	263	0.87	124,355	269	0.87
Total deposits	370,916	451	0.49	376,368	452	0.48
FHLB advances	53,000	164	1.24	57,565	183	1.27
Total interest-bearing liabilities	423,916	615	0.58	433,933	635	0.59
Demand deposits	61,955			60,239
Other non-interest-bearing liabilities	9,561			9,689
Total non-interest-bearing liabilities	71,516			69,928
Total liabilities	495,432			503,861
Stockholders’ equity	104,313			104,094
Total liabilities and stockholders’ equity	$599,745			$607,955

Net interest income		$4,348			$4,427
Net interest rate spread (4)			2.94%			2.95%
Net interest-earning assets (5)	$139,909			$137,764
Net interest margin (6)			3.08%			3.10%
Ratio of interest-earning assets to total interest-bearing liabilities	1.33x			1.32x

(1)         Yields are annualized.

(2)         Average loans include non-accrual loans and are net of average deferred loan fees/costs.

(3)         Average balances are presented at average amortized cost.

(4)         Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.

(5)         Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.

(6)         Net interest margin represents net interest income divided by average total interest-earning assets.